Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-258638, No. 333-242250, No. 333-212927, No. 333-161099, No. 333-144379, No. 333-130528 and No. 333-68276) of World Kinect Corporation of our report dated February 23, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Miami, Florida
February 23, 2024